UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2016

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) 2016 EMT Annual Incentive Plan. On February 18, 2016, the Board of Directors (“Board”) of Crown Castle International Corp. (“Company”), upon recommendation from the Compensation Committee of the Board, approved the Crown Castle 2016 EMT Annual Incentive Plan (“2016 Incentive Plan”) for the Company’s executive management team (“EMT”), including W. Benjamin Moreland (the Company’s current President and Chief Executive Officer (“CEO”)), Jay A. Brown (the Company’s President and CEO effective June 1, 2016 pursuant to the Succession Plan (defined below)), and the Company’s other executive officers. The 2016 Incentive Plan is intended to provide incentives to members of the Company’s EMT in the form of cash payments for achieving certain performance goals established under the 2016 Incentive Plan. Under the 2016 Incentive Plan, each eligible participant has an assigned target incentive level, expressed as a percentage of base salary. Depending on the achievement of specified levels of corporate and business unit financial performance goals and individual performance goals, each eligible participant may earn a multiple of the target incentive. The Board’s approval of the 2016 Incentive Plan does not create a guarantee of an incentive award to any eligible participant, and the Compensation Committee retains discretion to discontinue or amend the 2016 Incentive Plan at any time. A copy of the 2016 Incentive Plan is filed as Exhibit 10.1 to this Form 8-K.

Executive Officer Compensation. On February 18, 2016, the Board, upon recommendation from the Compensation Committee, approved the following base salaries, annual incentives and grants of restricted stock units (“RSUs”) with respect to the following persons:

Name and Principal Position	2016 Base Salary ($)(2)		2015 Annual Incentive ($)	2016 Time Vest RSUs (Units)		2016 Performance RSUs (Units)
W. Benjamin Moreland(1)	$622,290	(3)	$2,031,897	27,042		94,677
President and Chief Executive Officer

Jay A. Brown(1)	$678,271	(4)	$719,421	16,200	(5)	56,717	(5)
Senior Vice President, Chief Financial Officer and Treasurer

James D. Young	$560,437		$715,881	11,401		39,917
Senior Vice President and Chief Operating Officer

E. Blake Hawk(6)	N/A		$621,908	N/A		N/A
Former Executive Vice President and General Counsel

Patrick Slowey	$464,620		$592,839	4,726		16,546
Senior Vice President and Chief Commercial Officer

(1)	As previously disclosed, the Board has approved a succession plan (“Succession Plan”) for the Company’s CEO. Pursuant to the Succession Plan, effective June 1, 2016, Mr. Brown, currently the Company’s Senior Vice President, Chief Financial Officer (“CFO”) and Treasurer, will become President and CEO; and Mr. Moreland, currently the Company’s President and CEO, will remain in an executive position as Executive Vice-Chairman of the Board.
(2)	Annual base salary changes are typically approved in February of each year and generally go into effect approximately the following March 1. As such, the base salaries shown in the table generally reflect base salary payable from approximately March 1, 2016 through February 28, 2017. Base salaries shown for Mr. Moreland and Mr. Brown reflect a blended rate representing their base salaries both before and after the position changes contemplated by the Succession Plan, as further described in footnotes 3 and 4 below.

(3)	Represents an estimated blended base salary of (a) three months at an annualized base salary rate of $1,013,160 as President and CEO and (b) nine months at an annualized base salary rate of $492,000 as Executive Vice Chairman.
(4)	Represents an estimated blended base salary of (a) three months at an annualized base salary rate of $538,085 as Senior Vice President, CFO and Treasurer and (b) nine months at an annualized base salary rate of $725,000 as President and CEO.
(5)	With respect to the RSUs granted to Mr. Brown, 5,801 of the 2016 Time Vest RSUs and 20,309 of the 2016 Performance RSUs are subject to and contingent upon Mr. Brown assuming the office of President and CEO of the Company on or before June 1, 2016; to the extent Mr. Brown does not assume such office, such RSUs will be forfeited (provided the Compensation Committee has the authority to waive, amend or extend such requirement) (“CEO Succession Condition”). In addition to the RSU grants set forth above, in connection with the Succession Plan and promotion of Mr. Brown to the office of President and CEO effective June 1, 2016, the Board currently contemplates granting to Mr. Brown additional Time Vest RSUs having a grant value of approximately $1,300,000 (“Promotional RSUs”). Such Promotional RSUs are expected to provide that 33 1/3% of such RSUs vest on June 1 of each of 2017, 2018 and 2019 and are expected to be subject to the CEO Succession Condition.
(6)	As previously disclosed, Mr. Hawk retired from the position of Executive Vice President and General Counsel, following 15 years in such positon, and is no longer an executive officer, as of the end of the day on December 31, 2015. Mr. Hawk has agreed to remain with Crown Castle in an advisory capacity (at a current rate of $18,000 per month) in order to assist Crown Castle on various matters, including special projects and the transition of his successor.

Each RSU shown in the table above is issued pursuant to the Company’s 2013 Long-Term Incentive Plan and represents a contingent right to receive one share of common stock of the Company (“Common Stock”); vesting (i.e., forfeiture restriction termination) with respect to each RSU generally is (1) subject to the executive officer remaining an employee or director of the Company or its affiliates and (2) the other applicable vesting criteria described below.

The terms of the 2016 Time Vest RSUs shown in the table above provide that 33 1/3% of such Time Vest RSUs vest on February 19 of each of 2017, 2018 and 2019.

The terms of the 2016 Performance RSUs shown in the table above provide that 0% to 100% of the Performance RSUs vest on February 19, 2019 based upon the Company’s total stockholder return (“TSR”) performance ranking (“TSR Rank”) relative to a peer group of companies approved by the Board (“TSR Peer Group”) for the three year period ending February 18, 2019 (“Period”).* If the TSR Rank is at the 30th percentile or more up to the 55th percentile, then 33.34% to 66.67% of the Performance RSUs vest on a pro rata basis based upon the level of the TSR Rank (i.e., approximately an additional 1.3336% of the units vest for each 1.0 percentile increase in the TSR Rank above the 30th percentile up to the 55th percentile), with 66.67% of the Performance RSUs vesting at the 55th percentile. If the TSR Rank is at the 55th percentile or more, then 66.67% to 100% of the Performance RSUs vest on a pro rata basis based upon the level of the TSR Rank (i.e., approximately an additional 0.95229% of the units vest for each 1.0 percentile increase in the TSR Rank above the 55th percentile up to the 90th percentile (or above)), with 100% of the units vesting at or above the 90th percentile. However, if the TSR is negative for the Period and the TSR Rank is at or above the 30th percentile, the percentage of units which vest shall be 33.34%. If the TSR Rank is below the 30th percentile, 100% of the Performance RSUs will be forfeited.

A form of the standard Restricted Stock Units Agreement generally used for the Company’s 2013 Long-Term Incentive Plan is filed herewith as Exhibit 10.2 to this Form 8-K.

*	The Compensation Committee has the authority to interpret and determine the application and calculation of matters relating to the determination of TSR and TSR Rank and to make adjustments it deems appropriate to reflect changes in (1) the Common Stock, including as a result of any stock split or consolidation, stock dividend, recapitalization, merger, reorganization, or other relevant distribution or change in capitalization, or (2) the TSR Peer Group, including as a result of any TSR Peer Group company becoming bankrupt, being acquired, disposing of a material portion of its assets, being delisted from a stock exchange, or splitting its common stock (or other change to such company’s stock or capitalization).

Severance Agreements. In connection with the Succession Plan, the Board approved, and the Company entered into, an Amended and Restated Severance Agreement, effective as of June 1, 2016, with each of Mr. Brown and Mr. Moreland (each, an “A&R Agreement”). The A&R Agreement relating to Mr. Brown restates his existing severance agreement with the Company, as amended and in effect immediately prior to the date of the A&R Agreement, and makes further amendments primarily to (1) reflect that Mr. Brown’s position will be President and Chief Executive Officer effective as of June 1, 2016, and (2) amend the defined term “Annual Bonus” to mean Mr. Brown’s target annual incentive for the calendar year of termination.

The A&R Agreement relating to Mr. Moreland restates his existing severance agreement with the Company, as amended and in effect immediately prior to the date of the A&R Agreement, and makes further amendments primarily to (1) reflect that Mr. Moreland’s position will be Executive Vice Chairman effective as of June 1, 2016, (2) amend the defined term “Annual Bonus” to mean Mr. Moreland’s target annual incentive for the calendar year of termination, (3) remove the obligation of the Company to pay Mr. Moreland a multiple of base salary and Annual Bonus in the event of a Qualifying Termination not occurring during a Change of Control Period, (4) remove accelerated vesting of Mr. Moreland’s outstanding Stock Options and Restricted Stock Awards (including restricted stock units) (collectively, “Equity Awards”), in the event of a Qualifying Termination not occurring during a Change of Control Period and replace such accelerated vesting with continued vesting of such Equity Awards pursuant to their terms as if he were an employee, and (5) provide that in the event of a Post-2017 Termination, Mr. Moreland would receive the benefits normally provided for a Qualifying Termination not occurring during a Change of Control Period (including continued vesting of Equity Awards as if he were an employee), except for the release of any Company claims against Mr. Moreland, and provided that, in the event such Post-2017 Termination were for Cause, certain of the other Qualifying Termination benefits would be forfeited (“Post-2017 Termination” means any termination of Mr. Moreland’s employment with the Company and its subsidiaries on or after December 31, 2017 for any reason other than (i) pursuant to a Qualifying Termination or (ii) due to Disability or death). Capitalized terms used in this paragraph and not otherwise defined herein shall have the meanings set forth in Mr. Moreland’s A&R Agreement.

The foregoing description is qualified in its entirety by reference to the A&R Agreements, which are filed herewith as exhibits 10.3 and 10.4 and are incorporated herein by reference.

In addition, the Board approved, and the Company entered into, severance agreement amendments with certain of the other executive officers of the Company, including James D. Young, Patrick Slowey and Philip M. Kelley. Each of these amendments amends the defined term “Annual Bonus” in the applicable severance agreement to mean the executive’s target annual incentive for the calendar year of termination. Such amendments make no other changes to the terms of applicable severance agreements. The foregoing description is qualified in its entirety by reference to the form of such severance agreement amendment, which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Non-employee Director Equity Compensation. On February 18, 2016, the Board also approved an annual equity grant of shares of Common Stock to the non-employee directors of the Board. A summary of the current components of compensation for non-employee members of the Board, including the equity grants approved on February 18, 2016, is filed herewith as Exhibit 10.6 to this Form 8-K.

As used in this Form 8-K, the term “including” and any variation thereof, means “including without limitation.”

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

10.1	2016 Executive Management Team Annual Incentive Plan

10.2	Form of 2013 Long-Term Incentive Plan Restricted Stock Units Agreement

10.3	Amended and Restated Severance Agreement between Crown Castle International Corp. and Jay A. Brown, effective as of June 1, 2016

10.4	Amended and Restated Severance Agreement between Crown Castle International Corp. and W. Benjamin Moreland, effective as of June 1, 2016

10.5	Form of Amendment to Severance Agreement between Crown Castle International Corp. and certain executive officers, including James D. Young, Patrick Slowey and Philip M. Kelley

10.6	Summary of Non-Employee Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
Name: Kenneth J. Simon
Title: Senior Vice President and General Counsel

Date: February 24, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	2016 Executive Management Team Annual Incentive Plan

10.2	Form of 2013 Long-Term Incentive Plan Restricted Stock Units Agreement

10.3	Amended and Restated Severance Agreement between Crown Castle International Corp. and Jay A. Brown, effective as of June 1, 2016

10.4	Amended and Restated Severance Agreement between Crown Castle International Corp. and W. Benjamin Moreland, effective as of June 1, 2016

10.5	Form of Amendment to Severance Agreement between Crown Castle International Corp. and certain executive officers, including James D. Young, Patrick Slowey and Philip M. Kelley

10.6	Summary of Non-Employee Director Compensation